Exhibit 1.1

Execution Version

TALMER BANCORP, INC.

(a Michigan corporation)

9,664,579 Shares of Class A Common Stock

(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

August 25, 2015

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue
4th Floor
New York, New York  10019

Ladies and Gentlemen:

Talmer Bancorp, Inc., a Michigan corporation (the “Company”), and the persons listed in Schedule A hereto (the “Selling Shareholders”), severally confirm their respective agreements with Keefe, Bruyette & Woods, Inc. (“KBW” or the “Underwriter”), with respect to the sale by the Selling Shareholders and the purchase by the Underwriter of the respective numbers of shares of Class A Common Stock, par value $1.00 per share, of the Company (“Common Stock”) set forth in Schedule A hereto.  The aforesaid 9,664,579 shares of Common Stock to be purchased by the Underwriter are hereinafter called the “Securities.”

The Company and the Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities as soon as it deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (No. 333-206562), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of Common Stock.  Such registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act Regulations”) on August 25, 2015, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430 Information (defined below) is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The Company has prepared and has filed or will immediately file a prospectus supplement to the Base Prospectus relating to the Securities in accordance with the provisions of Rule 430A (“Rule 430A”) or Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus supplement that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A or Rule 430B is referred to as “Rule 430 Information.”  Such prospectus supplement, including the information and documents incorporated by reference therein, and each other preliminary prospectus that omitted Rule 430 Information that was used after the effectiveness of the Registration Statement, together with the Base Prospectus, is hereinafter called a “Preliminary Prospectus.” Following the Applicable Time (as defined below), the Company shall file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b), and such final prospectus supplement as filed and including the information and documents incorporated by reference therein, along with the Base Prospectus, is herein after called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, or the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “given,” “described,” “disclosed” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”), which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

SECTION 1.                            Representations and Warranties and Agreements.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with the Underwriter, as follows:

(i)                                               Compliance with Registration Requirements.  No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any post-effective amendments and any Rule 462(b) Registration Statements became effective and at the Closing Time, the Registration Statement, any amendments and supplements thereto and any Rule 462(b)

Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Preliminary Prospectus, the Prospectus nor any amendment or supplement thereto, at the time the Preliminary Prospectus, the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Preliminary Prospectus, the Prospectus and any prospectus filed as part of any amendment to the Registration Statement, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, and each Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  Each document filed pursuant to the 1934 Act and incorporated by reference in the Registration Statement complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

As of the Applicable Time (as defined below), any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:30 p.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Underwriter.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (a)(i) shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only information furnished by the Underwriter consists of the Underwriter Information (as defined in Section 6(a) hereof).

(ii)                                            Eligibility to Use Automatic Shelf Registration Form; Filing Fees.  At the time of filing the Registration Statement, any post-effective amendments thereto and any Rule 462(b) Registration Statement, and at the date hereof, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been an “ineligible issuer” as defined in Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iii)                                         Emerging Growth Company. From the time of the first filing of the registration statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) in connection with the Company’s initial public offering through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(iv)                                        Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communications (as defined below) and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

(v)                                           Independent Accountants.  Crowe Horwath LLP, the accounting firm that audited the audited consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Accounting Oversight Board.  With respect to the Company, Crowe Horwath LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(vi)                                        Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, statement of comprehensive income, statement of changes in shareholders’ equity and statement of cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby.  Financial statement schedules have been omitted from the Registration Statement, the General Disclosure Package and the Prospectus because they are not required, not applicable or the information has been included in the Company’s consolidated financial statements.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company.  No other financial statements or schedules are required to be included in the Registration Statement.  To the extent applicable, all disclosures contained in the Registration Statement, the Prospectus, the General Disclosure Package and any Issuer-Represented Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the rules and regulations of the 1934 Act (the “1934 Act Regulations”) and Item 10 of Regulation S-K under the 1933 Act, as applicable.

(vii)                                     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions or agreements entered into by the Company or any of its subsidiaries, whether or not in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)                                  Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)                                        Good Standing of Subsidiaries.  Each of the Company’s Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.   The activities of the Company’s subsidiaries in all material respects are permitted of subsidiaries of a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock in or interest in each such subsidiary (a) has been duly authorized, validly issued and fully paid and is non-assessable and (b) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than its negative pledge of subsidiary stock under its loan agreement with US Bank); none of the outstanding shares of capital stock of or interest in any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  The only subsidiaries of the Company are the subsidiaries listed on Schedule E hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”).

(x)                                           Capitalization.  The shares of the Company’s issued and outstanding capital stock, including the Securities to be purchased by the Underwriter from the Selling Shareholders, have been duly authorized, validly issued and fully paid and are non-assessable; none of the outstanding shares of the Company’s capital stock, including the Securities to be purchased by the Underwriter from the Selling Shareholders, was issued in violation of preemptive or other similar rights.

(xi)                                        Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xii)                                     Authorization and Description of Securities.  The Securities to be sold to the Underwriter hereunder have been duly authorized, validly issued and fully paid and are non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the

Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the sale of the Securities is not subject to any statutory or contractual preemptive rights, rights of first refusal or similar rights.

(xiii)                                  Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or other organizational document, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational document of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xiv)                                 Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xv)                                    Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the Company’s business, could not reasonably be expected to result in a Material Adverse Effect.

(xvi)                                 Accuracy of Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed (or incorporated by reference) as exhibits thereto that have not been so described and filed as required.

(xvii)                              Possession of Intellectual Property.  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii)                           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xix)                                 Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xx)                                    Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) would not result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)                                 Investment Company Act.  The Company is not, and upon the sale of the Securities as herein contemplated will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxii)                              Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)                           Taxes.  The Company and each of its Subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all accrued but unpaid taxes.

(xxiv)                          Insurance.  The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company and its Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv)                             Statistical and Market Data.  The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate.

(xxvi)                          Relationship.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package and/or the Prospectus and that is not so described.

(xxvii)                       Internal Control Over Financial Reporting.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness, as defined in Rule 1-02 of Regulation S-X, in the Company’s internal control over financial reporting, as defined in Rule 13a-15(f) under the 1934 Act (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii)                    Disclosure Controls and Procedures.  The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the 1934 Act) that (A) are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the 1934 Act subsequent to the offer and sale of the Securities pursuant to this Agreement is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its

Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established.  The Company is not aware of (1) any material weaknesses in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any other material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxix)                          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(xxx)                             Pending Procedures and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxi)                          Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxii)                       No Registration Rights.  Other than the Selling Shareholders, no person has the right to require the Company or any of its Subsidiaries to register any securities of the Company under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the sale of the Securities to be sold by the Selling Shareholders hereunder, or to include such securities in the Securities to be purchased by the Underwriter.

(xxxiii)                    No Stabilization or Manipulation.  Neither the Company nor any of its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxiv)                   No Unauthorized Use of Prospectus.  The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriter.

(xxxv)                      Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvi)                   Lock-up Agreements.  The Company’s executive officers and directors listed on Schedule D hereto have executed and delivered lock-up agreements as contemplated by Section 5(l) hereof.

(xxxvii)                Fees.  Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xxxviii)             ERISA.  The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(xxxix)                   Bank Holding Company Act; Banking Regulation.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Company’s subsidiary Talmer Bank and Trust (“Talmer Bank”) holds the requisite authority to do business as a trust company with banking powers under the laws of the State of Michigan. Immediately prior to its merger with Talmer Bank, Talmer West Bank held the requisite authority to do business as a state chartered bank under the laws of the State of Michigan.

(xl)                                        Compliance with Applicable Laws.  Except as disclosed in the Registration Statement or where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its Subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal

Reserve System, the Federal Deposit Insurance Corporation (“FDIC”), the Michigan Department of Insurance and Financial Services, the Office of the Comptroller of the Currency, and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency).  Neither the Company nor its Subsidiaries has received any communication from any governmental entity asserting that the Company or any Subsidiary is not in compliance in any material respect with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.

(xli)                                     Deposit Insurance.  The deposit accounts of Talmer Bank are insured by the FDIC up to the legal maximum, Talmer Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xlii)                                  OFAC.  Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(xliii)                               Investment Securities.  Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its Subsidiaries.  Such securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.

(xliv)                              Derivative Securities.  Except as has or would not reasonably be expected to result in a Material Adverse Effect, since January 1, 2012, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time.  The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in  breach of its material obligations under any such agreement or arrangement.

(xlv)                                 No Regulatory Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and/or the Prospectus, neither the Company nor any of its Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental agency (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(xlvi)                              Listing Compliance.  The Company is in compliance in all material respects with the requirements of The NASDAQ Stock Market (“NASDAQ”) for continued listing of the Common Stock on the NASDAQ Capital Market.  The Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Common Stock on the NASDAQ Capital Market, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such listing.  The transactions contemplated by this Agreement will not contravene the applicable rules and regulations of NASDAQ.

(b)                                 Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder represents and warrants to the Underwriter as of the date hereof, and agrees with the Underwriter, as follows:

(i)                                               Selling Shareholder Information.  (A) The Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, at the time such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the Prospectus will not, at the time the Prospectus or any amendment or supplement to the Prospectus is issued and at the Closing Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(b)(i) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder to the Company consists of (A) the legal name and address of such Selling Shareholder, (B) the number of Securities beneficially owned by such Selling Shareholder before and after the offering, (C) the number of Securities being offered by such Selling Shareholder, and (D) the other information in the footnotes corresponding to such Selling Shareholder, in the case of (A), (B), (C) and (D), that appears in the table under the caption “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package and the Prospectus (with respect to such Selling Shareholder, collectively, the “Selling Shareholder Information”).  The Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by, any material information concerning the Company or any Subsidiary of the Company which is not contained in the General Disclosure Package or the Prospectus.

(ii)                                            Authorization of Agreements; Non-contravention.  The Selling Shareholder has the limited liability company or partnership or other applicable power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder.  The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any provision of applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except where such conflict, breach, default, imposition, or violation would not result in a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement; nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable.

(iii)                                         Valid Title.  The Selling Shareholder has, and will at the Closing Time have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC (as defined below) in respect of, the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or other encumbrance, other than pursuant to this Agreement.

(iv)                                        Absence of Manipulation.  The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any other security, whether to facilitate the sale or resale of the Securities or otherwise.

(v)                                           Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such

Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or securities laws or “blue sky” laws of the various states or foreign jurisdictions in connection with the offer and sale of the Securities.

(vi)                                        Deliveries of Securities.  Upon payment by the Underwriter of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter maintained at DTC (assuming that neither DTC nor any the Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement in respect of such Securities and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter, by-laws or other organizational document and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Securities to the securities accounts of the Underwriter maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 1(b)(vi), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.

(vii)                                     Selling Shareholder Free Writing Prospectuses; Written Testing-the-Waters Communication.  Each Selling Shareholder represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of any Selling Shareholder, a “Selling Shareholder Free Writing Prospectus”), and it has not used, referred to or distributed, and will not use, refer to or distribute, any such Selling Shareholder Free Writing Prospectus.  Any Selling Shareholder Free Writing Prospectus consented to by the Underwriter is hereinafter referred to as a “Selling Shareholder Permitted Free Writing Prospectus”.

Other than the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any  Issuer-Represented Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Schedule B hereto, and any other written communications approved in writing in advance by the Company and the Underwriter.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of such Selling Shareholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriter; Closing.

(a)                                 Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders agree to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Shareholder, at the price per share set forth in paragraph 2 of Schedule C, the number of Securities set forth in Schedule A opposite the name of such Selling Shareholder.

(b)                                 [Reserved]

(c)                                  Payment.  Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Vedder Price P.C., 222 N. LaSalle Street, Chicago, Illinois 60601, or at such other place as shall be agreed upon by the Underwriter and the Company and the Selling Shareholders, at 9:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriter and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders against delivery to the Underwriter for the Securities to be purchased.

(d)                                 Denominations; Registration.  The Selling Shareholders shall deliver the Securities through the facilities of DTC, unless otherwise instructed by the Underwriter. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The Securities delivered at the Closing Time may be uncertificated and delivered through the book entry method on the direct registration system maintained by the Company’s transfer agent.

SECTION 3.                            Covenants of the Company.  The Company covenants and agrees with the Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the applicable requirements of Rule 430A or Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement has been filed or has become effective, or any supplement to the Preliminary Prospectus, the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), or any amendment, supplement or revision to either any Preliminary Prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.  The Preliminary Prospectus, the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                   Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Securities.  The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriter may request.

(g)                                  Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 [Reserved]

(i)                                     Listing.  The Company has listed and will use its reasonable best efforts to maintain the listing of the Securities on the NASDAQ Capital Market.

(j)                                    [Reserved]

(k)                                 Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, and for a period of at least two (2) years from the date of this Agreement, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and will furnish to the Underwriter, promptly after the date they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent such reports and financial statements are filed on EDGAR.

(l)                                     Lock-up Agreements.  The Company agrees to restrict the transfer of securities within the 45-day period following the date hereof as contemplated in the lock-up agreements substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(m)                             Issuer Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus” and, collectively with any Selling Shareholder Permitted Free Writing Prospectuses, the “Permitted Free Writing Prospectuses.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(n)                                 [Reserved]

(o)                                 Emerging Growth Company.  The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the 1933 Act and (ii) completion of the 45-day restricted period referred to in Section 5(l) hereof.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation and delivery of the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors and counsel for the Selling Shareholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to any investor presentations or any “road show” undertaken in connection with the marketing of the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the maintenance of the listing of the Securities on the NASDAQ Capital Market and (xii) all costs and expenses of the Underwriter, including the reasonable fees and disbursements of counsel for the Underwriter.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriter for all of their documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(c)                                  Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5.                            Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.

(b)                                 Opinions and Letter of Counsel for Company.  At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of each of (i) Nelson Mullins Riley & Scarborough LLP, counsel for the Company and (ii) James Dunn, Secretary of the Company and Chief Legal Counsel of Talmer Bank, each in form and substance satisfactory to counsel for the Underwriter.  At the Closing Time, the Underwriter shall have also received a negative assurance letter, dated as of the Closing Time, from Nelson Mullins Riley & Scarborough LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter.

(c)                                  Opinion of Counsel for the Selling Shareholders.  At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriter.

(d)                                 Opinion and Letter of Counsel for Underwriter.  At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of Vedder Price P.C., counsel for the Underwriter, in the form and substance satisfactory to the Underwriter.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)                                  Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Preliminary Prospectus, the General Disclosure Package or the Prospectus as of the execution of this Agreement or the Applicable Time, any Material Adverse Effect, and the Underwriter shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, contemplated by the Commission.

(f)                                   Certificate of Selling Shareholders.  At the Closing Time, the Underwriter shall have received a certificate from the Selling Shareholders, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g)                                  Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from Crowe Horwath LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)                                 Bring-down Comfort Letters.  At the Closing Time, the Underwriter shall have received from Crowe Horwath LLP a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (g)(i) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(i)                                     Certificate of Chief Financial Officer.  The Company shall have furnished to the Underwriter a certificate, dated the Closing Time, and addressed to the Underwriter, of its Chief Financial Officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter.

(j)                                    [Reserved]

(k)                                 No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)                                     Lock-up Agreements.  At the date of this Agreement, the Underwriter shall have received lock-up agreements substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(m)                             Good Standing.  The Underwriter shall have received at the Closing Time satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)                                 Delivery of Prospectus.  The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(o)                                 No Termination Event.  On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(p)                                 [Reserved]

(q)                                 Additional Documents.  At the Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(r)                                    Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriter.  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in rule 501(b) under the 1933 Act) (“Affiliates”), its selling agents, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.  In addition, the Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by KBW), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto); provided that the parties acknowledge and agree that the only written information that the Underwriter has furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Testing-the-Waters Communication, any road show, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto) is the information included in the following subsections of the section entitled “Underwriting” in the Prospectus: (1) “Price Stabilization and Short Positions,” (2) “Passive Market Making,” (3) “Affiliations,” and (4) “Selling Restrictions” (collectively, the “Underwriter Information”).

Each Selling Shareholder agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or any omission or alleged omission from such documents made in reliance upon and in conformity with the Selling Shareholder Information. The liability of each Selling Shareholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 6 and Section 7 shall be limited to an amount equal to (i) the number of Securities sold by such Selling Shareholder under this Agreement multiplied by (ii) the price per share set forth in paragraph 1 of Schedule C.

(b)                                 Indemnification of Company, Directors and Officers and Selling Shareholders.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or any Preliminary Prospectus, or any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, or any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto); provided that the parties acknowledge and agree that the only written information that the Underwriter has furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Testing-the-Waters Communication, any road show, the General Disclosure Package, or Prospectus (or any amendment or supplement thereto) is the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by KBW, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholders, as applicable.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount and commissions received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or by the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

The Selling Shareholders’ obligations to contribute as provided in this Section 7 are several in proportion to the gross proceeds received by them respectively from the sale of the Securities under this Agreement and not joint and shall be subject to the limitations on aggregate liability set forth in the last sentence of the last paragraph of Section 6(a).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.                            Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, or by or on behalf of the Company or the Selling Shareholders, and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination; General.  The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Prospectus, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Stock Market, or if trading generally on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                     [Reserved]

SECTION 11.                     Default by One or More of the Selling Shareholders or the Company.  If a Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholder does not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by it hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A hereto, then the Underwriter may, at its option, by notice from the Underwriter to the Company and the non-defaulting Selling Shareholder, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholder has agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Underwriter, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven (7) days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of Syndicate Desk; notices to the Company shall be directed to it at 2301 West Big Beaver Rd., Suite 525, Troy, Michigan 48084, attention of David T. Provost, Chief Executive Officer and President; and notices to the Selling Shareholders shall be directed to Skadden, Arps, Slate, Meagher & Flom LLP, attention of Dwight S. Yoo.

SECTION 13.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                     No Fiduciaries.  The Company and each Selling Shareholder acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Shareholder, or their respective shareholders, creditors, employees or any other third party, (iii) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and the Underwriter has no obligation to the Company or the Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Shareholder, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.                     GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.                     General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

TALMER BANCORP, INC.

By:	/s/ David Provost
Name:	David Provost
Its:	Chief Executive Officer and President

THE SELLING SHAREHOLDERS:

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV LLC, its General Partner

By:	WL Ross Group, L.P., its Managing Member

By:	El Vedado, LLC, its General Partner

By:	/s/ Wilbur L. Ross
	Name:	Wilbur L. Ross
	Title:	Manager

WLR IV PARALLEL ESC, L.P.

By:	WLR Recovery Associates IV, LLC, its Attorney-in-fact

By:	WL Ross Group, L.P., its Managing Member

By:	El Vedado, LLC, its General Partner

By:	/s/ Wilbur L. Ross
	Name:	Wilbur L. Ross
	Title:	Manager

CONFIRMED AND ACCEPTED,
as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Lisa J. Schultz
	Name:	Lisa Schultz
	Title:	Managing Director

SCHEDULE A

Selling Shareholders	Number of Securities to Be Sold

WLR Recovery Fund IV, L.P.	9,625,921

WLR IV Parallel ESC, L.P.	38,658

Total:	9,664,579

Schedule A-1

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

1.                          Press release of the Company dated August 25, 2015, and filed with the Commission as a Free Writing Prospectus.

Schedule C-1

SCHEDULE C

9,664,579 Shares of Class A Common Stock

(Par Value $1.00 Per Share)

1.             The purchase price per share for the Securities to be paid by the Underwriter shall be $14.77.

Schedule C-1

SCHEDULE D

Directors and Executive Officers of the Company subject to the Lock-up Agreements:

Executive Officers:

David Provost

Gary Torgow

Gary Collins

Dennis Klaeser

Thomas Shafer

Non-Executive Directors:

Max Berlin

Jennifer Granholm

Paul Hodges, III

Ronald Klein

David Leitch

Barbara Mahone

Robert Naftaly

Thomas Schellenberg

Arthur Weiss

Schedule D-1

SCHEDULE E

List of Subsidiaries

The following is a list of the subsidiaries of Talmer Bancorp, Inc. as of August 25, 2015, including the name of each subsidiary and its jurisdiction of incorporation:

Talmer Bank and Trust	Michigan

First Place Capital Trust	Delaware

First Place Capital Trust II	Delaware

First Place Capital Trust III	Delaware

First of Huron Capital Trust I	Delaware

Schedule E-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT TO BE DELIVERED PURSUANT TO SECTION 5(l)

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue, 4th Floor
New York, New York 10019

Re:                             Proposed Public Offering by Talmer Bancorp, Inc.

Dear Sirs and Madams:

The undersigned, an executive officer, director and/or shareholder of Talmer Bancorp, Inc., a Michigan corporation (the “Company”), understands that Keefe, Bruyette & Woods, Inc., as Underwriter (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and each of the selling shareholders named therein, providing for the public offering of shares of the Company’s Class A common stock, $1.00 par value per share (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer, director and/or shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that during a period of forty-five (45) days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to (i) pledges in a bona fide transaction that are in effect as of the date of the Underwriting Agreement to a lender to the undersigned, as disclosed in writing to the Underwriter, and (ii) the establishment of a trading plan pursuant to Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided that no transfers, sales or other dispositions of Common Stock under such plan shall occur during the restricted period and no public announcement, or filing under the Exchange Act, regarding the establishment of such plan shall be required or voluntarily made by or on behalf of the undersigned or the Company during the restricted period; and (B) the undersigned may transfer the undersigned’s shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, family limited partnership, family limited liability company or like entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust, general partner of the family limited partnership or other transferee, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the rules of intestate succession or by will upon the death of the undersigned, (iv) pursuant to the exercise by the undersigned of securities that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement or granted pursuant to that certain First Michigan Bancorp, Inc. Equity Incentive Plan, as amended, where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (v) as part of a distribution to members, partners, stockholders or any other equity owners of the undersigned (including, without limitation, to any entity or entities that indirectly control the undersigned) and any subsequent distributions or transfers to members, partners, stockholders or any other equity owner of such transferee, (vi) to any wholly-owned Subsidiary or Affiliate (each within the definitions of Rule 405 under the Securities Act) of the undersigned or to any corporation, partnership or other business entity with which the undersigned shares in common an investment manager or advisor that has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, provided that, in the case of (v) and (vi), the transferee agrees to be bound in writing by the restrictions set forth herein prior to any such distribution or transfer and provided further that any such transfer shall not involve a disposition for value (it being understood that a distribution of shares of Common Stock in exchange for the pro rata cancellation of limited liability company, partnership or other equity interests shall not be deemed a disposition for value), or (vii) with the prior written consent of the Underwriter.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

Notwithstanding the provisions of this Lock-Up Agreement set forth above, if (i) the Underwriting Agreement does not become effective on or before August 28, 2015 or (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Very truly yours,

Signature

Print Name

Dated: , 2015

Exhibit A-1